Amendment and Restatement Agreement

dated as of 31 July 2014

between

Leclanché S.A., Avenue des Sports 24, CH-1400 Yverdon-les-Bains, Switzerland, as borrower the "Borrower"

and

Oak Ridge Energy Technologies, Inc., with principal executive office at 3046 East Brighton Place, Salt Lake City, UT 84121, United States of America and head quartered 751 North Drive, Suite 9, Melbourne, FL 32934, United States of America, as lender the "Lender"

and together with the Borrower, the "Parties"

regarding

amendment and restatement of convertible loan and investment agreement dated 30 May 2014

Recitals

(A)

On 30 May 2014, the Borrower and the Lender entered into a loan agreement (the "Convertible Loan and Investment Agreement") under which the Lender granted the Borrower a 2 per cent. CHF 3,000,000 (Swiss Franc three million) three year term loan due in 2016 convertible into registered shares of the Borrower and secured by assets of the Borrower that has been fully drawdown by the Borrower.

(B)

The Borrower now wishes to borrow from the Lender an additional loan amount of CHF 2,000,000 (Swiss Franc two million) and to increase the total loan amount under the Convertible Loan and Investment Agreement to CHF 5,000,000 (Swiss Franc five million).

(C)

Subject to and in accordance with the terms and conditions set forth herein the Lender is prepared to increase the loan amount under the Convertible Loan and Investment Agreement and grant the Borrower the additional loan and the Borrower is willing to accept such loan and the Lender and the Borrower wish to amend and restate the Convertible Loan and Investment Agreement pursuant to the terms of this amendment and restatement agreement (the "Agreement").

1.

Amendment and restatement

With effect from the date of this Agreement, the Convertible Loan and Investment Agreement shall be amended and restated in its entirety as set out in the Schedule to this Agreement.

2.

Governing law and jurisdiction

2.1

Governing law

This Agreement and the rights, benefits and obligations of the Parties hereunder shall be governed by and construed in accordance with the substantive laws of Switzerland (i.e. with the exception of conflict of law rules).

2.2

Jurisdiction

Each Party submits to the exclusive jurisdiction of the ordinary courts of the city of Zurich, Switzerland, venue being Zurich 1, and, if permitted the Commercial Court of the Canton of Zurich (Handelsgericht des Kantons Zürich).

[signatures on next page]

The Lender

Oak Ridge Energy Technologies, Inc:

SLC, Utah USA

Place, Date

Vice President

/s/ Mark Meriwether

By:

By:

The Borrower

Leclanché S.A.:

Pana, August 03, 2014

Place, Date

CEO

/s/ Anil Srivastava

By:

By:

Schedule: Convertible Loan and Investment Agreement

Convertible Loan and Investment Agreement

dated as per 30 May 2014

between

Leclanché S.A.

as Borrower

and

Oak Ridge Energy Technologies, Inc. as Investor and Lender

regarding

CHF 5,000,000 2 per cent. committed loan due 2016 convertible into registered shares of Leclanché S.A.

Contents

Clause

       Page

Contents

 ii

1.

Definitions and Interpretation

 2

1.1

Definitions

 2

1.2

Interpretation

 2

2.

The Loan

 3

2.1

Commitment

 3

2.2

Purpose

 3

2.3

Security

 3

2.4

Utilisation

 4

2.5

Currency

 4

3.

Utilisation

 4

3.1

Utilisation Request

 4

3.2

Conditions of Utilisation

 4

4.

Interest

 5

4.1

Interest and Accrual of Interest

 5

4.2

Minimum Interest

 5

5.

Final Maturity and Repayment

 6

5.1

Final Maturity

 6

5.2

Ordinary Repayment / Notice of binding intention to convert or extend Loan

 6

6.

Corporate Matters

 7

6.1

Board Representation

 7

6.2

Equity issues by the Borrower

 7

6.3

General Meeting to resolve adequate Share Capital

 7

7.

Loan Conversion

 8

8.

Representations and Warranties

 8

8.1

Representations and Warranties

 8

8.2

Dates and Repetition of Representations and Warranties

               10

9.

Information Undertakings

               11

9.1

Financial and other Information

               11

9.2

Further Information

               11

10.

Covenants

               12

10.1

Negative Covenants

               12

10.2

Positive Covenants

               13

11.

Events of Default

               14

11.1

Events of Default

               14

11.2

Rights in case of an Event of Default

               15

12.

Fees and Expenses

               16

12.1

Fee

               16

12.2

Transaction Expenses

               16

12.3

Enforcement Expenses

               16

13.

Changes to Lender

               16

14.

General Provisions

               16

14.1

Notices

               16

14.2

Confidentiality

               17

14.3

Representations and Warranties by the Lender

               17

14.4

Electronic communication

               17

14.5

Entire Agreement

               17

14.6

Amendments and Waivers

               18

14.7

Remedies and Waivers

               18

14.8

Severability

               18

15.

Governing Law and Jurisdiction

               18

15.1

Governing Law

               18

15.2

Jurisdiction

               18

Schedules

Schedule A: Definitions

               20

Schedule 1: Conditions Precedent

               25

Schedule 2: Form of Utilisation Request

               26

Schedule 3: Terms of Conversion

               27

Schedule 4: Material Litigation

               30

iii

This Agreement is made between:

1.

Leclanché S.A., Avenue des Sports 24, CH-1400 Yverdon-les-Bains, Switzerland, as borrower (the "Borrower"); and

2.

Oak Ridge Energy Technologies, Inc., with principal executive office at 3046 East Brighton Place, Salt Lake City, UT 84121, United States of America and head quartered 751 North Drive, Suite 9, Melbourne, FL 32934, United States of America, as lender (the "Lender").

Recitals

(A)

The Borrower is a Swiss share corporation (Aktiengesellschaft) with domicile at Avenue des Sports 42, CH-1400 Yverdon-les-Bains, Switzerland and listed in the main board of the SIX Swiss Exchange. The Borrower develops and manufactures customized electric energy storage solutions for industrial applications in the form of large format lithium-ion cells, batteries and battery modules and offers to its customers a broad range of battery related services. The Borrower also distributes standard batteries and related accessories in Switzerland. Its main businesses are Stationary Electricity Storage Solutions, Portable Energy Storage Solutions and Distribution Products.

(B)

The Lender Oak Ridge Energy Technologies, Inc. is a share corporation incorporated under the laws of the State of Colorado, and is a publicly traded company, listed as OKME on the OTC, whose primary business is the licensing, further development, manufacturing and marketing of products incorporating thin film battery technologies. The thin film battery is rechargeable, lithium based, with active layers significantly thinner than common plastic wrap. These batteries can be employed in a broad range of commercial and government applications and incorporate a proprietary separator membrane technology which significantly enhances the safe operation of the battery.

(C)

Precept Fund Management SPC Ground Floor, Harbour Centre, 42 North Church Street, P.O. Box 1569, George Town, Grand Cayman KY1-1110, Cayman Islands ("Precept") on behalf of Precept Fund Segregated Portfolio ("Precept SP") is currently majority shareholder of the Borrower and Precept on behalf of Prescient Fund Segregated Portfolio ("Prescient SP") is currently majority shareholder of the Lender.

(D)

On July 8, 2013, the Borrower and Precept SP entered into a loan agreement (the "Loan Agreement") under which Precept SP granted the Borrower a 2 per cent. CHF 17,000,000 (Swiss Franc seventeen million) three year term loan due in 2016 convertible into registered shares of the Borrower and secured by assets of the Borrower (the "17 Mio Loan") that has been fully drawdown by the Borrower and of which CHF 17,000,000 have already been converted into registered shares of the Borrower.

(E)

On 3 March 2014, Precept SP issued a letter of support with respect to the Borrower.

(F)

The Borrower wishes to borrow from the Lender a loan amount of CHF 5,000,000 (Swiss Franc five million).

(G)

Subject to and in accordance with the terms and conditions set forth herein the Lender is prepared to grant the Borrower the mentioned loan and the Borrower is willing to accept such loan.

1.

DEFINITIONS AND INTERPRETATION

1.1

Definitions

Capitalised terms used in this Agreement shall have the meanings assigned to them in this Agreement and in Schedule A: De.

1.2

Interpretation

In this Agreement:

(a)

references to any person include a reference to any physical or legal person, corporation or other body corporate, government, state or agency of a state or any joint venture, association, investment fund or partnership (whether or not having separate legal personality), as well as to any of its successors, permitted assignees and transferees;

(b)

references to an agreement or any other instrument or document is a reference to that agreement or other instrument or document as amended, novated, supplemented, extended, re-placed or restated from time to time;

(c)

references to Clauses and Schedules are references to, respectively, clauses of and schedules to this Agreement;

(d)

words importing the plural shall include the singular and vice versa;

(e)

"including" means "including without limitation", not limiting the term(s) to which the word relates to the example(s) thereafter mentioned;

(f)

reference to a provision of law is a reference to that provision as modified, amended or re-enacted; and

(g)

reference to

a time of day is, except as otherwise provided for, a reference to Zurich time (CET).

2.

THE LOAN

2.1

Commitment

Subject to the terms and conditions of this Agreement, the Lender undertakes to make available to the Borrower a loan facility in a total aggregate principal amount of up to CHF 5,000,000 (Swiss Franc five million) (the "Loan").

The Loan can be drawn by the Borrower in two first tranches of CHF 1,500,000 (Swiss Franc one million and five hundred thousand) each at the following value dates: June 2, 2014 and June 20, 2014) and a tranche of CHF 1,600,000 (Swiss Franc one million and six hundred thousand) at value date August 1, 2014 and a final tranche of CHF 400,000 (Swiss Franc four hundred thousand) at value date August 2014.

2.2

Purpose

The purpose of the Loan shall be for general corporate purposes, including without limitation to fund working capital and incidental capital expenditure.

2.3

Security

The Loan is granted on a secured basis. The Parties agree that the obligations and liabilities of the Borrower to the Lender under the Finance Documents shall be secured by the collateral currently granted by the Borrower to Precept SP  under the 17 Mio Loan (being (a)(i), (a)(ii) and (b)(i)) of this Section and the collateral which Precept SP has a right to be granted but is not yet granted by the Borrower to Precept SP under the 17 Mio Loan (being (b)(ii) of this Section)  as follows:

(a)

No later than 15 calendar days from the date of this Agreement

(i)

the Borrower shall assign for security purposes (Sicherungszession) all its present and future receivables, claims from intra-group loans and bank account claims in accordance with the terms of the relevant Security Agreement; and

(ii)

the Borrower shall grant a pledge over the patent applications filed and trademarks held by the Borrower.

(b)

No later than 30 calendar days from the date of this Agreement

(i)

the Borrower shall grant a first ranking pledge over all of the present and future shares in the Subsidiary representing 100% of the share capital of the Subsidiary;

(ii)

the Borrower shall to the extent permitted by applicable law procure that the Subsidiary grants subject to and in accordance with applicable law to the Lender a security transfer of all of its present and future assets in accordance with the terms of the relevant Security Agreement, it being understood that the terms of such Security Agreement shall be in accordance with market practice and, in particular, include market-standard limitation language.

(all such above security, the "Additional Security"). It is agreed and understood that as long as any claims under the 17 Mio. Loan remain outstanding, Precept and the Lender shall participate on a pro rata basis in any proceeds resulting from the realization of the Additional Security.

2.4

Utilisation

The obligation of the Lender to pay out any loan amount of the Loan requested by the Borrower ("Utilisation") is subject to the following condition precedent:

(a)

receipt of a duly signed and duly completed Utilisation Request;

(b)

all of the Conditions Precedent to the initial (first) Utilisation set out in Schedule 1 have been fulfilled; and

(c)

no Event of Default has occurred.

2.5

Currency

All payments under this Agreement shall be made in Swiss Francs unless otherwise agreed by the Parties.

3.

UTILISATION

3.1

Utilisation Request

The Loan may be utilised by delivering to the Lender no later than 10:00 a.m. (Zurich time) 3 Business Days prior to the respective Utilisation Date an irrevocable, duly signed and duly completed Utilisation Request as set out in Schedule2: Utilisation Request.

3.2

Conditions of Utilisation

A Utilisation Request may only be delivered provided that (each a "Condition of Utilisation") the conditions set out in Clause 2.4 are fulfilled.

4.

INTEREST

4.1

Interest and Accrual of Interest

(a)

Interest at the rate of 2 per cent. per annum shall accrue on the Loan paid out to the Borrower and shall be calculated on the basis of the actual days elapsed in the relevant period, divided by 360 (actual/360).

(b)

Interest accrued shall be capitalized and added to the Loan outstanding and be payable at the Maturity Date.

4.2

Minimum Interest

(a)

The various rates of interests provided for in this Agreement, including under this Clause 4 are minimum interest rates.

(b)

When entering into this Agreement, each Party has assumed that the interest at the rates set out in this Agreement is not and will not become subject to Swiss Withholding Tax. Notwithstanding that the Parties do not anticipate that any payment of interest will be subject to Swiss Withholding Tax, they agree that, if a Tax Deduction is required by law to be made by the Borrower in respect of any interest payable by it under this Agreement (the "Relevant Amount"), any payment of interest due by the Borrower shall, subject to the provisions of this Agreement, be increased to an amount which (after making any deduction of the Non-refundable Portion of Swiss Withholding Tax as defined below) results in a payment to the Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of Swiss Withholding Tax been required. For this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up interest amount.

(c)

For the purposes of this Clause 4.2, "Non-refundable Portion of Swiss Withholding Tax" shall mean an amount equal to the product of the Relevant Amount and the Swiss Withholding Tax at standard rate (being, as at the date of this Agreement, 35%) unless the Swiss Federal Tax Administration confirms to the Borrower in writing that, in relation to the Lender based on an applicable double tax treaty, the applicable Swiss Withholding Tax rate is a specified lower rate in which case such lower rate shall be applied in relation to the Lender.

(d)

The Borrower shall not be required to make an increased payment to the Lender in connection with the Non-refundable Portion of Swiss Withholding Tax, to the extent it is attributable to a breach of Clause 13 by the Lender.

(e)

If requested by the Lender, the Borrower shall provide to the Lender those documents which are required by law and applicable double taxation treaties to be provided by the payer of such tax, for the Lender to prepare a claim for refund of Swiss Withholding Tax. In the event Swiss Withholding Tax is refunded to the Lender by the Swiss Federal Tax Administration, the Lender shall forward, after deduction of costs, such amount to the Borrower which will leave it (after that payment) in the same after-tax position as it would have been if the deduction of Withholding Tax had not been required to be made by the Borrower, further provided that the Borrower has fully complied with its obligations under this Clause 4.2.

(f)

The Borrowers shall, within 3 Business Days of demand by the Lender, indemnify the Lender against the loss, liability or cost that the Lender has suffered the amount of any Taxes deducted, withheld, incurred or accounted for by the Lender in respect of any of the Loan or related thereto, irrespective of whether such Taxes were correctly assessed or demanded provided there shall be no indemnification obligation to the extent such Taxes are attributable to a breach of Clause 13 by the Lender.

5.

FINAL MATURITY AND REPAYMENT

5.1

Final Maturity

The final maturity date of the Loan shall be June 30, 2016 unless the Loan is extended by the Lender pursuant to Clause 5.2 below in which case the final maturity date shall be the last day of the extension period (the " Maturity Date").

5.2

Ordinary Repayment / Notice of binding intention to convert or extend Loan

The outstanding Loan plus any Interest, the Fee or other amounts (if any) owed under the Agreement will become due and payable without further notice on the Maturity Date.

If no complete conversion of the Loan has occurred by 31 December 2015, the Lender shall promptly and irrevocably inform the Borrower in writing whether it will elect to (i) convert the Loan outstanding into registered shares of the Borrower or not or (ii) extend the term of the Loan and postpone the Maturity Date of the Loan by a term of six months to December 31, 2016. Further extensions by terms of six months are possible upon 3 months prior written notice.

In the event that the Lender chooses not to convert the Loan, the Borrower shall be free to either (a) repay the Loan (Principal, plus accrued Interest, the Fee and any other amounts (if any) owed under the Agreement) from its own cash resources or (b) initiate a fund raise, whether equity or debt, to allow it to repay the Loan. The Lender shall co-operate in good faith to allow the Borrower to pursue its fund raising, including waiving any board approval rights or rights of first refusal to underwrite equity issues. Any covenants or representations and warranties under this Agreement restricting the fund raising shall be deemed waived.

6.

CORPORATE MATTERS

6.1

Board Representation

(a)

For so long as the Loan is outstanding, Precept shall have two representatives or such greater number so that its representative constitute at least one third of Board of Directors of the Borrower. The Borrower shall propose to the general meeting of shareholders the election of the representatives nominated by the Lender into the Board of Directors

(b)

For so long as the Loan is outstanding, the following subject matters require the approval of 75% of all members of the Board of Directors (and the Borrower shall procure that the respective modifications are being implemented in the organisational regulations of the Board of Directors):

(i)

acquisitions and disposal of assets, activities, businesses or subsidiaries in excess of CHF 2,500,000;

(ii)

capital expenditures that have not been provided for in the Business Plan;

(iii)

appointment of the members of the executive management of the Borrower (including CEO, CFO, CTO and COO);

(iv)

change of business;

(v)

change of domicile; and

(vi)

incurring further Financial Indebtedness.

6.2

Equity issues by the Borrower

The Lender shall, subject to statutory pre-emptive or advance subscription rights of shareholders, have the right of first refusal to underwrite any equity issue of the Borrower during the term of the Loan. Shares for which pre-emptive rights have not been exercised by shareholders shall be allocated to the Lender if and to the extent the Lender has informed the Borrower in writing that it intends to acquire the respective shares.

6.3

General Meeting to resolve adequate Share Capital

The Borrower shall undertake in due course but at the latest immediately upon first demand of the Lender (i) propose to the shareholders meeting of the Borrower an amendment of the articles 3 quarter and 3 quinquies of the articles of association of the Borrower so that the Lender can also make use of the authorized and conditional capital provided for in the articles mentioned above (ii) all necessary steps so that the authorized capital and the contingent capital be maintained and if needed further increased to the maximum extent permitted from time to time in order to cover the conversion rights outstanding under the Loan and (iii) any other step necessary to ensure that there is enough share capital to create new shares of the Borrower.

7.

LOAN CONVERSION

The Lender has the right at its sole discretion, to convert the full or part of the Loan plus Interest, the Fee and other amounts owed under the Loan pursuant to the Conversion Terms into registered shares of the Borrower.

The terms governing the conversion (the "Conversion Terms") are set out in Schedule 3: Conversion Terms.

8.

REPRESENTATIONS AND WARRANTIES

8.1

Representations and Warranties

The Borrower represents and warrants only with regard to itself and (to the extent applicable) the Subsidiary to the Lender that:

(a)

it is duly incorporated and validly existing under the laws of its place of incorporation in the legal form apparent from its name and it is entitled to hold its assets and conduct its business as it is being conducted;

(b)

no resolutions, procedures or applications or other action exist, have been taken or started to be taken or are threatened for its winding-up, liquidation, dissolution, bankruptcy, administration or reorganisation or change of its legal form or that could result in such winding-up, liquidation, dissolution, bankruptcy, administration reorganisation or change or that could result in such winding-up, liquidation, dissolution, bankruptcy, reorganization or change of legal form.;

(c)

it has obtained or effected all approvals and authority required to validly enter into the Finance Documents and to perform its rights, and comply with and fulfil its obligations thereunder;

(d)

all obligations and liabilities of it under this Agreement, rank, and will rank at all times, either pari passu in right of payment with or senior to all claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatory preferred by law applying to companies generally;

(e)

it is not necessary that this Agreement or any other Finance Document be filed, recorded or enrolled with any court or other authority, and any stamp, registration or similar tax be paid on or in relation to this Agreement or any other Finance Document;

(f)

the entering into, the signing and the performance of the Finance Documents do not result in a conflict with, or a violation of, (i) any law or regulation applicable to any of the members of the Group, (ii) any provision of its articles of incorporation or other corporate documents or (iii) any agreement, arrangement, instrument or other contractual obligation binding upon any of the members of the Group;

(g)

it is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets which could result in a Material Adverse Change;

(h)

all its obligations under the Finance Documents are legal, valid and binding obligations and are enforceable against it in accordance with their terms;

(i)

assuming Lender's compliance with Clause 13, it is not required to make any deduction or withholding for or on account of Tax from any payment it may make under this Agreement, any Security Agreement or any other Finance Document;

(j)

there are no litigation, arbitration or administrative proceedings (in the case of civil actions having an aggregate value in dispute of more than CHF 1,000,000  per dispute) current or, to the best of its knowledge, pending or threatened in writing against it or any other company of the Group, respectively, which might, if adversely determined, have a material adverse effect on the business, prospects or financial condition of the Borrower or the Group as a whole, except as disclosed in Schedule 5;

(k)

it complied and complies with this Agreement, and the Finance Documents;

(l)

it is in possession of all material authorisations, approvals, licenses, consents and registrations required or desired for the proper conduct of business as it is being conducted;

(m)

it is and was in compliance in all respects with all applicable laws, regulations, listing rules and directives, approvals and consents applicable to it;

(n)

all information provided to the Lender regarding the Group in connection with this Agreement were correct and complete in all material respects at the date when so provided and all projections and other forecasts have been made with due care and are based on reasonable assumptions;

(o)

the most recent of its audited Financial Statements and the most recent audited Consolidated Financial Statements of the Group give a true and fair view of the financial position and results of the Borrower and of the Group and have been prepared in accordance with the applicable accounting standards being applied on a consistent basis, and no liabilities (including contingent liabilities) and no unrealised or expected losses of an Obligor or of a member of the Group existed up to the date of the most recent of its audited Financial Statements or audited Consolidated Finan cial Statements of the Group not reflected in the respective audited Financial Statements or audited Consolidated Financial Statements of the Group and adequate reserves for potential liabilities have been created in conformity with the applicable accounting standards, and, in particular, all of the obligations, undertakings and liabilities, actual or contingent, are adequately reflected in the books of the members of the Group and adequate reserves have been provided for in the respective audited Financial Statements and the audited Consolidated Financial Statements of the Group;

(p)

no Security exists over any of its present or future revenues or assets other than (i) security established by operation of law or (ii) Permitted Security or (iii) the Security as set forth in Clause 2.3 and security entered into pursuant to the Loan Agreement;

(q)

it has no knowledge of incurred or threatened payment defaults in relation to any Financial Indebtedness;

(r)

the Borrower and the Subsidiary owns or has the legal right to use all of the Intellectual Property Rights which are material to the conduct of the Group's business or are required by it in order for it to carry on its business in all material respects;

(s)

so far as it is aware and except as disclosed in the Prospectus, the operations of each Group company do not infringe any Intellectual Property Rights held by any third party which infringement has or could reasonably be expected to have a Material Adverse Effect; and

(t)

except as disclosed in the Prospectus, all Intellectual Property Rights owned or licensed by the Borrower and the Subsidiary and which are material to the conduct of the business of the Group are subsisting and no written claim by any third party alleging any infringement has been received which has or could reasonably be expected to have a Material Adverse Effect.

8.2

Dates and Repetition of Representations and Warranties

(a)

The representations and warranties set out in Clause 8.1 are deemed to be made (i) on the Contract Date and (ii) (except for those set out in sub-clauses (j), (s) and (t) which are made as per the Contract Date only) on any date of a Utilisation Request, always by reference to the facts and circumstances then existing.

(b)

The Borrower undertakes to inform the Lender without delay if on any of these dates it could not truthfully repeat all of the representations and warranties set out in Clause 8.1.

9.

INFORMATION UNDERTAKINGS

The undertakings in this Clause 9 shall remain in force from the Contract Date for so long as any amount is outstanding under this Agreement.

9.1

Financial and other Information

The Borrower shall provide the Lender copies of the following documents/information, in each case prepared in accordance and compliance with the applicable legal requirements and accounting standards:

(a)

within 120 Calendar Days after the end of each financial year (as per 31 December), audited Financial Statements of the Borrower and audited Consolidated Financial Statements of the Borrower for such financial year prepared in accordance with IFRS;

(b)

each year within 30 Calendar Days upon its approval by the board of directors of the Borrower, but no later than by 30 September the semi-annual consolidated financial statements published by the Borrower;

(c)

each month within 15 Calendar Days after the end of such month copies of the management account statements of the Borrower together with a cash budget of the Borrower;

(d)

every two weeks detailed payment schedules and updated rolling 16 week cash flow projections for each of the Group companies;

(e)

within two weeks from the end of each quarter year (March, June, September, December) updated 12 monthly profit & loss and cash flow projections for each of the Group companies;

(f)

within two weeks from the end of each month, monthly and year to date financial statements (including profit & loss, balance sheet and cash flow statement);

(g)

additional information relating to the operations, business, properties, conditions (financial or otherwise) or prospects of the Group, at any time upon reasonable request of the Lender; and

(h)

a full copy of the information as delivered to Board of Directors be it in its regular or extraordinary meetings or calls.

9.2

Further Information

The Borrower shall immediately notify the Lender of the occurrence of:

(a)

any Event of Default; or

(b)

promptly upon becoming aware of it, the Borrower's failure to duly perform or comply with any of the obligations expressed to be assumed by it in this Agreement or any other Finance Document;

(c)

promptly upon becoming aware of it, the Borrower's failure to comply with the Budget(s).

10.

COVENANTS

The covenants in this Clause 10 shall remain in force from the Contract Date for so long as any amount is outstanding under this Agreement.

10.1

Negative Covenants

The Borrower shall not, and (to the extent applicable) shall procure that each of the Group Companies will not, undertake any of the following actions without the prior written consent of the Lender:

(a)

incur any Financial Indebtedness after the Contract Date, other than CHF 100,000 (Swiss franc one hundred thousand) in the aggregate (the "Permitted Additional Indebtedness")

(b)

make loans or permit to subsist any credit to any third party, including shareholders, board members and employees of the Group, except for loans to third parties of up to CHF 100,000 (or its equivalent in other currencies) in the aggregate;

(c)

grant, create or permit to subsist any Security, including personal security (Personalsicherheiten) such as surety and guarantees and any Security over any of its present or future assets, (Negative Pledge), except for Security (each a "Permitted Security") (i) arising by operation of law, or (ii) granted in the ordinary course of business, in accordance with market custom, or (iii) granted or to be created in connection with the Loan, or (iv) granted in connection with the Loan Agreement;

(d)

directly or indirectly, enter into any single transaction or series of transactions (whether related or not) (i) to purchase or otherwise acquire any properties, assets, shares, securities or other interests, (ii) enter into a merger, de-merger or a transfer of assets and liabilities (Vermögensübertragung) or similar transactions with third parties, or (iii) enter into, invest in or acquire any shares, securities or other interests in any joint venture entity, except for (x) capital expenditures in the ordinary course of business and (y) the  transactions contemplated to create the Additional Security and the Additional Security as defined in the Loan Agreement;

(e)

directly or indirectly, sell, transfer, lease or otherwise dispose of (collectively, a "Disposition") any of its properties or assets unless, the aggregate fair market value of all properties and assets that were the subject of a Disposition during a financial year does not exceed CHF 2,500,000, not cumulated if and to the extent not used during a financial year;

(f)

make material changes to the accounting principles applied as at the Contract Date, including changing the beginning of the financial year, except if and in so far as required by law, by IFRS or by the guidelines and regulations of the SIX Stock Exchange; or

(g)

make changes to its legal structure or the legal structure of the Group, if such change could result in a Material Adverse Change.

10.2

Positive Covenants

The Borrower shall, and shall procure that any of the Group companies will, undertake each of the following actions:

(a)

maintain its general nature and scope of its business and its material assets as the same were maintained on the Contract Date;

(b)

maintain all material authorisations, approvals, licenses, consents and registrations required for the proper conduct of its business and the business of the Group;

(c)

enter into any transactions with third parties at arm's length terms and all intra-group in compliance with applicable Tax requirements;

(d)

maintain and protect (acting reasonably) its Intellectual Property Rights and other intangibles;

(e)

maintain (acting reasonably) insurance policies that adequately insure it in accordance with sound industry practice and existing policy;

(f)

comply in all respects with all laws, regulations, listing rules and directives, approvals and consents applicable to it, including environmental laws and regulations, if failure to so comply could result in a Material Adverse Change; and

(g)

take all such further measures or actions which are necessary for the conversion of the Loan into shares of the Borrower (including but not limited to convene further extraordinary shareholders' meetings to (i) increase the conditional and authorized share capital, or  (ii) conduct a further capital increase.

(h)

grant the Lender reasonable access to the premises and all books and records during regular opening hours and to take all further action that the Lender may reasonably request in connection the servicing of the Loan.

(i)

within 3 Business Days after the first Utilisation and respective payment, submit to the Swiss Takeover Board a draft board report in connection with the request of the Precept group of companies that the contemplated share swap between the Lender and Precept SP and Bruellan Fund and the Lender shall be exempted from or not subject to a mandatory offer duty.

(j)

provide the Lender with detailed payment schedules and updated rolling cash flows for the next 16 weeks from the date hereof to be provided on a 14 days basis to the Board Advisor and to conduct weekly telephone conference calls with the Board Advisors as to sales and cash flow management.

11.

EVENTS OF DEFAULT

11.1

Events of Default

Each of the following events or circumstances constitutes an Event of Default and entitles the Lender to take any of the measures as set out in Clause 11.2:

(a)

The Borrower does not pay on the due date any amount payable in accordance with the Agreement, unless its failure is remedied within 30 Business Days.

(b)

Any Financial Indebtedness of the Borrower or any Group company is not paid when due, any Financial Indebtedness of the Borrower or any Group company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default, any commitment for any Financial Indebtedness of the Borrower or any Group company is cancelled or suspended by a creditor of the Borrower or any Group company as a result of an event of default or any creditor of the Borrower or any Group company becomes entitled to declare any Financial Indebtedness of the Borrower or any Group company due and payable prior to its specified maturity as a result of an event of default, provided, however, that the aggregate amount unpaid or declared due and payable exceeds CHF 1,000,000.

(c)

Any representation, warranty or statement made or deemed to be made or repeated by the Borrower in this Agreement or any other Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(d)

The Borrower and/or any Group company fails to duly perform or comply with the obligations, covenants or undertakings set forth in this Agreement or any other Finance Document, unless its failure is capable of remedy and is remedied within 30 Business Days.

(e)

The Borrower or any Group company becomes insolvent, is declared bankrupt by a court, applies for bankruptcy (Konkurs), suspension of bankruptcy (Konkursaufschub) or reorganisation (Nachlassverfahren), including suspension for payment (Nachlassstundung), has a resolution passed for its winding-up or liquidation or suspends its operations or any similar events or any equivalent events under applicable foreign law or any such event is likely to occur or the Borrower or any a Group company makes or proposes a general assignment, arrangement or composition with or for the benefit of its creditors, or enters into negotiations with one or more of its Financial Indebtedness' creditors aiming at a restructuring, readjustment or rescheduling of any part of its Financial Indebtedness as a consequence of an unwillingness or inability to pay by such company. The Borrower or any Group company ceases or suspends, or threatens to cease or suspend, to carry on all or a substantial part of its business.

(f)

A Material Adverse Change has occurred.

(g)

A Change of Control has occurred.

(h)

A final and non-appealable judgement the amount of CHF 2,500,000 is rendered against the Borrower or the Subsidiary.

(i)

Parts of this Agreement or the other Finance Documents related to the Loan and the Security becomes void or invalid and cannot be remedied within 30 Business Days.

(j)

The conversion of the Loan or its resolutions have been challenged in court or the registration of its resolutions in the commercial register has been denied or blocked, unless the situation is remedied within 60 Business Days.

(k)

Newly created shares issued by the Borrower to the Lender are not admitted to listing and/or trading within 30 Business Days from their creation.

11.2

Rights in case of an Event of Default

Upon the occurrence of an Event of Default the Lender may by written notice issued to the Borrower:

(a)

cancel its commitment to pay out Loans with immediate effect; and/or

(b)

declare immediately due and payable all outstanding amounts under the Loan, including, but not limited to, principal, Interest accrued thereon up to the date of actual payment, the Fee other amount due under the Agreement.

12.

FEES AND EXPENSES

12.1

Fee

In consideration for arranging this Loan, the Lender shall be entitled to a fixed fee (the "Fee") of CHF 500,000 (Swiss Francs three hundred thousand) which shall be paid on the Maturity Date or, if earlier, at complete conversion of the Loan. In the event the Loan is fully converted, the Fee shall be included in the amount so converted.

12.2

Transaction Expenses

Each Party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

12.3

Enforcement Expenses

The Borrower shall, within 10 Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

13.

CHANGES TO LENDER

The Lender may make assignments or grant sub-participations under or in relation to this Agreement without the prior written approval by the Borrower.

14.

GENERAL PROVISIONS

14.1

Notices

(a)

All notices or other communications to be given under or in connection with this Agreement shall be made in writing and in English, and shall be delivered by hand, by registered mail (return receipt requested), by an internationally recognised courier or by telefax or email to the following addresses:

if to the Borrower:	Leclanché S.A.
attn. Chief Executive Officer
Avenue des Sport 42
1400 Yverdon-les-Bains
Switzerland
Tel: +41 2442 46510

if to the Lender	Oak Ridge Energy Technoligies, Inc.
attn. Chief Executive Officer
751 North Drive, Suite 9
Melbourne
FL 32934
United States of America
Tel.: [tbd]
Email: [tbd]

or any substitute address or fax number as a Party may notify to the other in accordance with the above by not less than 5 Business Days' notice.

(b)

Any notice to be given hereunder shall be given prior to the expiry of a term or deadline set out in this Agreement or by applicable law. All notices, communications, documents or other information shall be effective only if received by the Party to whom it is addressed irrespective of whether received prior to or after the expiry of such term or deadline (provided that the notice was timely and duly given in accordance with this Clause 14.1).

14.2

Confidentiality

This Agreement and its contents shall be kept confidential and may not be disclosed to a third party, except with the agreement of the Lender or based on as statutory or regulatory disclosure obligation.

The Lender acknowledges that information provided by the Borrower under this Agreement can qualify as insider information under the Swiss Federal Act of Stock Exchanges and Securities Trading (SESTA) and its implementing ordinances and undertakes to refrain from acting in any manner that could breach such laws or regulations.

14.3

Representations and Warranties by the Lender

The Lender represents and warrants to the Borrower that:

(a)

it is duly incorporated and validly existing under the laws of its place of incorporation in the legal form apparent from its name and it is entitled to hold its assets and conduct its business as it is being conducted;

(b)

it has obtained or effected all approvals and authority required to validly enter into the Finance Documents and to perform its rights, and comply with and fulfil its obligations thereunder.

14.4

Electronic communication

Any electronic communication made between the Parties will be effective only when actually received in readable form.

14.5

Entire Agreement

This Agreement, including the Schedules and any other agreements and documents referred to herein, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and shall supersede all prior oral and written agreements or understandings of the Parties relating hereto. All references to this Agreement shall be deemed to include the Schedules hereto.

14.6

Amendments and Waivers

This Agreement may only be modified, amended or waived by way of written agreement.

14.7

Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

14.8

Severability

Should any part or provision of this Agreement be held to be invalid or unenforceable by any competent arbitral tribunal, court, governmental or administrative authority having jurisdiction, the other provisions of this Agreement shall nonetheless remain valid. In this case, the Parties shall negotiate in good faith a substitute provision that best reflects the economic intentions of the Parties without being unenforceable, and shall execute all agreements and documents required in this connection.

15.

GOVERNING LAW AND JURISDICTION

15.1

Governing Law

This Agreement and the rights, benefits and obligations of the Parties hereunder shall be governed by and construed in accordance with the substantive laws of Switzerland (i.e. with the exception of conflict of law rules).

15.2

Jurisdiction

Each Party submits to the exclusive jurisdiction of the ordinary courts of the city of Zurich, Switzerland, venue being Zurich 1, and, if permitted the Commercial Court of the Canton of Zurich (Handelsgericht des Kantons Zürich).

SIGNATORIES

The Borrower:

Leclanché S.A.

/s/Anil Srivastava

CEO

August 3, 2014

The Lender:

Oak Ridge Energy Technologies, Inc.

/s/ Mark L. Meriwether

8-4-2014

SHEDULE A: DEFINITIONS

Additional Security	the additional -security to be created in favour of the Lender as per Clause 2.3.

Additional Security Agreements	The Security Agreements creating the Additional Security.

Agreement	this amendment to the convertible loan agreement.

Borrower	the entity defined in the Parties section above the Recitals of this Agreement.

Board Advisors	the advisors to the board of the Borrower constituted of representatives of the Lender.

Business Day	a day (other than a Saturday or Sunday) on which banks are open for general business in Zurich and London.

Business Plan	the amended business plan as prepared by the Borrower and approved by the Board of Directors on May 27, 2014.

Budget

The budget (rolling forecast) as from time to time prepared by the Borrower and approved by the Lender showing in particular also the management accounts and management cashflows for the past month and the future 12 months, (month by month).

Calendar Day	every day of a year.

Cash and Cash Equivalents	as defined in IFRS 7.6, as amended or replaced from time to time.

Change of Control	any individual or group of individuals, acting alone or in concert, owns, directly or indirectly, 50% or more of the shareholder votes in the Borrower or any other Group company.

CHF	the lawful currency of Switzerland.

Conditions of Utilisation	as defined in Clause 3.2 (Conditions of ).

Conditions Precedent	any condition set out in Schedule 1: Co.

Consolidated Financial Statements	the consolidated financial statements of the Group, if as per 31 December 2013, prepared in accordance with IFRS.

Contract Date	the contract date referred to on the cover page.

20
Conversion Terms	means the conversion terms as defined in Clause 7.
Event of Default	any event or circumstance described in Clause 11.1 (Events of Defa).

Fee	the fee as defined in Clause 12.1.

Finance Documents	this Agreement (including Schedules and Annexes enclosed hereto), the Conversion Terms and the Security Agreements.

Financial Indebtedness	in accordance with IFRS, in particular any indebtedness, for or in respect of, without duplication:

(i)

moneys borrowed;

(ii)

any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(iii)

any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(iv)

the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease;

(v)

receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(vi)

any amount raised under any transaction (including any forward sale or purchase agreement) having the commercial effect of borrowing;

(vii)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account and all such transactions shall be netted, for the avoidance of doubt such netted amount shall be taken into account, irrespective of whether it is positive or negative);

(viii)

any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(ix)

the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (i) to (viii).

21
Financial Statements

the financial statements (including profit & loss, balance sheet and cash flow statement and, if rendered for the year beginning 1 January and ending 31 December, the auditor's report), including any accompanying notes thereto, all prepared in accordance with IFRS.

Group	the group consisting of the Borrower and its subsidiaries from time to time.

IFRS	International Financial Reporting Standards as promulgated by the International Accounting Standards Board as applied in Switzerland.

Intellectual Property Rights

all intellectual property rights and applications for intellectual property rights, including all trademarks (Marken) (registered or unregistered), service marks, mask works, brand names, unregistered titles (Werktitel), domain names, certification marks, trade dress (Ausstattungen), assumed names, designs (Designmuster), topographies (Topographien), trade names (Unternehmenskennzeichen), geographic-origin marks (geografische Herkunftsangaben) and other indications of origin, patents (Patente) and patent applications in any jurisdiction, copyrights (Urheberrechte), design rights (Design Rechte), computer programs and software (including source code, object code and data), database rights (Datenbankrechte).

Interest	as defined in Clause 4.1(a).

Initial Utilisation Date	the Utilisation Date stated in the first Utilisation Request.

Lender	the entity defined in the parties' section above the Recitals of this Agreement.

Loan	as defined in Clause 2.1.

Loan Agreement	as defined in Recital (E)

Material Adverse Change

a material adverse change affecting the business, financial condition or the assets of the Borrower or the Group taken as a whole that has not been disclosed in the Prospectus or publicly disclosed by the Borrower prior to the signing of this Agreement.

22
Maturity Date	as defined in Clause 5.1

Party	a party to this Agreement.

Permitted Additional Indebtedness	as defined in Clause 10.1(a) (Negative Coven ÞÞÞ).

Permitted Security	as defined in Clause 10.1(c) (Negative Coven ÞÞÞ).

Precept	as defined in Recital (C).

Precept SP	as defined in Recital (C).

Prescient SP	as defined in Recital (C).

Prospectus	means the listing prospectus dated April 14, 2014, made available to the Lender.

Receivables Assignment Agreement	the agreement under which all the receivables of the Borrower are pledged in favour of the Lender.

Relevant Amount	as defined in Clause 4.2(a) (Minimum Intere).

Security	a mortgage, charge, pledge, lien, guarantee, surety or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
Security Agreement	the agreements creating the Security set out in Clause 2.3.

Signing Date	the date on which the Borrower and the Lender have signed this Agreement.

Subsidiary	Leclanché GmbH, Willstätt, Germany.

Swiss Withholding Tax	any withholding tax in accordance with the Swiss Federal Statute on Anticipatory Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), as amended from time to time.

Tax	any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction	a deduction or withholding for or on account of Tax from a payment under a Finance Document.

23
Utilisation Date	the date of a utilisation as stated in the Utilisation Request, being the date on which the payment of the Loan is to be made.

Utilisation Request	a notice substantially in the form set out in Schedule 2: Fo.

17 Mio Loan	as defined in Recital (D).

SCHEDULE 1: CONDITIONS PRECEDENT

1.

CONDITIONS PRECEDENT TO INITIAL UTILLISATION

The Lender receives from the Borrower the following documents in form and substance reasonably acceptable to the Lender prior to the Initial Utilisation Date and all further conditions set out below have been fulfilled:

(a)

a certified and up-to-date excerpt of the appropriate Commercial Register (or equivalents) and certified and up-to-date copies of constitutional documents (the articles of association and organisational regulations) of the Borrower;

(b)

a copy of the resolution of the board of directors of each of the Borrower approving this Agreement;

(c)

an original copy of this Agreement duly executed by the Borrower;

(d)

no threatened or pending material litigation against the Borrower other than as disclosed as at the date of this Agreement;

(e)

a copy of the Business Plan as approved by the Board of Directors of the Borrower;

(f)

a copy of the Budget

SCHEDULE 2: FORM OF UTILLISATION REQUEST

To:

The Lender

attn:  [insert]

[insert address and email address]

From:

Leclanché S.A.

[●Place, Date]

Loan Agreement dated [●], 2014 - Utilisation Request

Ladies and Gentlemen,

We refer to Convertible Loan Agreement between Oak Ridge Energy Technologies Inc. and Leclanché S.A. dated [●], 2014. This is an irrevocable utilisation request in accordance with Clause 3 of the Agreement. Terms defined in the Facility Agreement shall, unless otherwise defined in this Utilisation Request, have the same meanings when used in this Utilisation Request.

We wish to borrow a Loan under the Agreement on the following terms:

1.

Amount: [●]

2.

Utilisation Date: [●]

3.

Payment should be made to: [●]

We confirm that:

(a)

the representations and warranties made in Clause  8 of the Convertible Loan Agreement stipulated as being repeated on the Utilisation Date are true and accurate as if made with respect to the facts and circumstances existing on such date; and

(b)

no Event of Default has occurred.

Yours faithfully,

Leclanché S.A.

______________________________

[●Authorised Signatory]

SCHEDULE 3: TERMS OF CONVERSION

1.

Conversion

The Loan shall be convertible as set out in this Condition no.1. The intention of the parties is that the Lender has a right but not an obligation to convert shares in the Borrower at CHF 1.50.

1.1

Conversion Ratio

The Conversion Ratio shall be determined by dividing CHF 1,000,000 by the Conversion Price.

1.2

Conversion at the Election of the Lender

The Loan together with the respective accrued Interest and Fee will be convertible in full or in part at the option of the Lender during the Conversion Period.

1.3 Conversion Procedures

(a)  Conversion Notice

To exercise the right to convert all or part of the Loan, the Lender shall provide (i) in case a resolution by the general meeting is required in connection with the conversion (e.g. ordinary capital increase or par value reduction) 3 months advance notice to the Borrower so that the Borrower can convene an ordinary or extraordinary general meeting of shareholders to resolve the issuance of the necessary number of shares or par value reduction in connection with the conversion or (ii) in case the Shares are to be issued out of existing conditional share capital or authorized capital and no further resolution by the an ordinary or extraordinary general meeting is required 10 Business Days (2 months in case a listing prospectus is required for the purpose of listing the new shares) advance notice to the Borrower. Such notice (the Conversion Notice) shall specify the Loan amount for which conversion is requested and clearing instructions regarding delivery of the Shares. A Conversion Notice, once duly completed and deposited as aforesaid, shall be irrevocable and may not be withdrawn without the consent of the Borrower.

The Lender shall cooperate and sign and deliver such documents as are necessary for the capital increase to issue the Shares, including the delivery of a declaration of sett-off to the Borrower and the Conversion Agent.

The date on which a Conversion Notice has been received in accordance with this Condition 1.3 shall be the Conversion Date.

If and to the extent new shares are to be issued from a combination of authorized capital and conditional capital at a Conversion Price below the par value of the new shares the Borrower shall allocate to the extent required a larger portion of available capital contribution reserves as consideration for the new shares to be issued out of authorized capital.

(b)  Status of new Shares

Upon registration of the respective capital increase in the commercial register the newly issued shares are entitled to the same financial rights as the other issued shares of the Borrower.

(c)  Taxes

Any Swiss Federal Stamp Duty (Emissions- und Umsatzabgabe), if due, as well as the fee of the Relevant Exchange, if any, payable upon the delivery in Switzerland of the Shares upon the conversion of the Loan will be paid or reimbursed by the Borrower. The Borrower will, however, not pay (i) any tax payable in connection with any subsequent sale or transfer of Shares by the Lender thereof or (ii) any tax or other cost payable in connection with the sale, transfer or delivery of Share(s) in or to a country other than Switzerland.

2.

Listing of the New Shares

The Borrower will use its reasonable efforts that the Shares to be issued on conversion shall be listed and that they will be listed on the SIX Swiss Exchange on the same segment as the other Shares outstanding at such time.

3.

Definitions

Business Day means any day (other than Saturday or Sunday) on which banks are open for the whole day for business in Zurich;

Condition means any paragraph set out herein;

Conversion Agent means each Bank Vontobel AG, Zürcher Kantonalbank or such other bank agreed between the parties in its function as conversion agent for the Loan;

Conversion Date means the date on which a Conversion Notice is deemed to have been submitted by the Lender in accordance with Condition 1.3(a);

Conversion Notice has the meaning given to it in Condition 1.3(a);

Conversion Period means the period during which the Lender may convert the Loan at his option, such period commencing after the first drawdown of the Loan and ending on the Maturity Date;

Conversion Price means CHF 1.50;

Conversion Ratio means the number of Shares to be delivered upon conversion of the Loan as determined pursuant to Condition 1.1;

Relevant Exchange means (i) in the case of Shares, SIX Swiss Exchange or any successor thereof or, if the Shares are no longer admitted to trading on SIX Swiss Exchange, the principal stock exchange or securities market on which the Shares are traded, and (ii) in the case of other securities, the principal stock exchange or securities market on which the other securities are traded;

Shares means fully paid registered shares of currently CHF 1.50 nominal value each of the Borrower;

SIS means SIX SIS AG;

SIX Swiss Exchange means the SIX Swiss Exchange AG or any successor to the SIX Swiss Exchange AG;

Trading Day means any day (other than a Saturday or Sunday) on which the Relevant Exchange is open for business and Shares may be dealt in.

***

For Information only: Capital Increase Procedure to issue new Shares

Under Swiss law, the issue price of a new Share must be at least equal to its par value (currently being CHF 5). If and to the extent the Conversion price is less than the par value of the Shares, the following options can be implemented: (i) the general meeting of shareholders resolves a par value reduction per Share to the Conversion Price and to reissue new Shares (in connection with the Loan conversion) so that the aggregate par value of the new Shares equals at least the aggregate reduced par value (so called Harmonica), (ii) the new Shares are issued at their original par value with the difference between the Conversion Price and the par value being contributed by converting capital contribution reserves as shown in the audited standalone balance sheet of the Borrower into nominal share capital, or (iii) issuing new Shares with a lower par value that is equal to the Conversion Price.

The issuance of the new Shares requires approval by a general meeting. It can be in the form of an ordinary capital increase (Borrower has three months' time to implement the resolution of the general meeting), or an authorized capital increase (provision in the Articles of Association which empowers the Board to issue new shares up to a defined maximum amount during a period of two years) or a conditional capital increase (which permits the Borrower to issue new shares whenever a Conversion Notice is submitted; note that conversion of capital contribution reserves into nominal share capital is not possible in this instance). Both the authorized capital and conditional capital are capped at 50% of the share capital issued.

The Lender takes note that the issuance of the new Shares will require the cooperation of the Lender (e.g. signing subscription form and formal declaration setting of the Loan amount to be converted against the issue price of the new Shares). In addition, the new Shares will have to be listed which in most cases will require the preparation and approval of an equity listing prospectus.

SCHEDULE 4: MATERIAL LITIGATION

Other than as described below, the Borrower is not aware of any pending or threatened litigation or other proceedings that could have a material adverse effect on the Group's business, financial condition or results of operations.

In September 2011, an executive search firm commenced civil litigation claiming EUR 223,506 (plus interest) for the successful placement of a senior management position.  The Company strongly rejects the claim. The states court of Munich (Landesgericht München) rejected the legal action. The claimant has appealed against this decision. The Higher Regional Court (Oberlandesgericht) proposed a settlement that the Company has rejected.  The parties have agreed to settle the matter. Under the terms of settlement the Borrower has agreed to pay EUR 60,000 to the plaintiff by the end of July 2013. Payment of the settlement amount has been settled and the matter is no longer pending..

In March 2012, the Borrower was contacted by counsel of a former consultant of the Company alleging that the consultant is entitled to receive CHF 862,187 in compensation for, among other things, service fees and indemnification for unjustified cancellation of the service contract.  The Borrower strongly rejects the claim. The Borrower offered EUR 100,000 to settle the claim (without admitting any fault) but this was rejected by the plaintiff. The proceedings are ongoing.  In accordance with IFRS, at December 31, 2013 the Borrower had a provision of CHF 80,000 in connection with this matter.

On April 8, 2013, the Borrower was contacted by counsel on behalf of a small group of shareholders alleging damage claims against the Borrower and certain members of its board of directors and members of executive management on the basis of prospectus liability.  Borrower engaged independent counsel to conduct a review of the alleged damage claims against the the Borrower, and independent counsel has concluded that such claims are unlikely to succeed.  As such, we, the directors and executive management believe all allegations are without merit and intend to defend any potential lawsuits vigorously.

On  June 19, 2013, the Borrower terminated the long term supply and purchase agreement with Clariant (formerly Südchemie) on the grounds that counterparty has repeatedly not complied with mutually agreed quality levels and performance characteristics for the delivery of raw materials. This termination was refused by the supplier and a settlement was reached. The Borrower made a  settlement payment of EUR100,000 and agreed to take a further 9 tons of material, equivalent to EUR382,500 plus VAT in two shipments. The second shipment was due to be ordered on 15 May 2014, but this has been delayed by 30 days with the consent of the supplier, as a result of which the quantity of the second shipment was increased slightly by approximately EUR 10,500.

On September 19, 2013, the German Subsidiary of the Borrower issued a notice to terminate the employment contract of an employee effective December 31, 2013, who has since made claims in respect of bonuses he alleges were due to him dating back to 2012 and 2013 amounting to EUR28,800. The company is contesting the claim and the matter remains outstanding.

With letter of February 6, 2014 the Borrower (as well as the Lender) received an inquiry from the Swiss Financial Market Authority (FINMA) relating to the shareholding notification of Bruellan, the Lender and Talisman Infrastructure. The Borrower provided the requested information with letter of April 6, 2014. The Lender responded separately.